EXHIBIT 99

       PATRIOT TRANSPORTATION HOLDING,
                 INC./NEWS

Contact: John D. Milton, Jr.
         Chief Financial Officer
         904/396-5733




--------------------------------------------------

  PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES
   RESULTS FOR THE SECOND QUARTER AND FIRST SIX
           MONTHS OF FISCAL YEAR 2013.

Jacksonville, Florida; May 01, 2013 -
Patriot Transportation Holding, Inc. (NASDAQ-PATR) reported net income of $2,271,000 or $.24 per diluted share in the second quarter of fiscal
2013, an increase of $628,000 or 38.2% compared to net income of $1,643,000 or $.17 per diluted share in the same period last year. Net income for the first six months of fiscal 2013 was $5,394,000 or $.56 per diluted share, an increase of $1,627,000 or 43.2% compared to net income of $3,767,000 or $.40 per diluted share for the same period last year.

Second Quarter Operating Results. For the second quarter of fiscal 2013, consolidated revenues were $33,868,000, an increase of $2,542,000 or
8.1% over the same quarter last year.

Transportation segment revenues were $27,176,000 in the second quarter of 2013, an increase of $1,727,000 over the same quarter last year.
Revenue miles in the current quarter were up 5.4% compared to the second quarter of fiscal 2012 due to business growth and a longer average haul length.
Revenue per mile increased 1.4% over the same quarter last year due to rate increases and higher fuel surcharges partially offset by a longer average haul length. Fuel surcharge revenue decreased $77,000 due to changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel decreased by $.01 over the same quarter in fiscal 2012. There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges.
Excluding fuel surcharges, revenue per mile increased 3.3% over the same quarter last year.

Mining royalty land segment revenues for the second quarter of fiscal 2013 were $1,244,000, an increase of $219,000 or 21.4% over the same quarter last year due to royalties on a new property purchased in May 2012 along with a shift in production at one location increasing the share of mining on property owned by the Company partially offset by lower timber sales.

Developed property rentals segment revenues for the second quarter of fiscal 2013 were $5,448,000, an increase of $596,000 or 12.3% due to higher occupancy and revenue on the 117,600 square foot build to suit building completed and occupied during the period. Occupancy at March 31, 2013 was 88.5% as compared to 86.0% at March 31, 2012.


                 Continued



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         200 W. Forsyth St., 7th Floor /
  Jacksonville, Florida  32202 / (904) 396-5733

Consolidated operating profit was $4,308,000 in the second quarter of fiscal 2013, an increase of $864,000 or 25.1% compared to $3,444,000 in the same period last year. Operating profit in the transportation segment increased $131,000 or 7.3% due to incremental profits on increased revenue mostly offset by higher accident costs and health insurance claims. Operating profit in the mining royalty land segment increased $224,000 or 31.9% due to royalties on a new property purchased in May 2012 along with a shift in production at one location increasing the share of mining on property owned by the Company partially offset by increased corporate expense allocation and lower timber sales. Operating profit in the Developed property rentals segment increased $619,000 or 41.0% due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the period, and lower professional fees.
Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $669,000 in the second quarter of fiscal
2013, an increase of $110,000 compared to the same period last year.

Interest expense decreased $214,000 over the same quarter last year due to higher capitalized interest and declining mortgage principal balance.
The amount of interest capitalized on real estate projects under development was $133,000 higher than the same quarter in fiscal 2012 primarily due to resumed development of Patriot Business
Park in April 2012.

Six Months Operating Results. For the first six months of fiscal 2013, consolidated revenues were $66,925,000, an increase of $5,240,000 or 8.5%
over the same period last year.

Transportation segment revenues were $53,815,000 in the first six months of 2013, an increase of $3,525,000 over the same period last year. Revenue miles in the first six months of fiscal 2013 were up 4.4% compared to the first six months of fiscal
2012 due to business growth and a slightly longer average haul length. Revenue per mile increased
2.7% over the same period last year due to rate increases and higher fuel surcharges.
Fuel surcharge revenue increased $46,000 due to higher fuel costs partially offset by changes to certain customer rates to incorporate fuel surcharges into base rates. The average price paid per gallon of diesel fuel increased by $.08 or 2.2% over the same period in fiscal 2012.
There is a time lag between changes in fuel prices and surcharges and often fuel costs change more rapidly than the market indexes used to determine fuel surcharges. Excluding fuel surcharges, revenue per mile increased 3.8% over the same period last year.

Mining royalty land segment revenues for the first six months of fiscal 2013 were $2,575,000, an increase of $573,000 or 28.6% over the same period last year due to royalties on a new property purchased in May 2012 along with a shift in production at one location increasing the share of mining on property owned by the Company partially offset by lower timber sales.

Developed property rentals segment revenues for the first six months of fiscal 2013 were $10,535,000, an increase of $1,142,000 or 12.2% due to higher occupancy and revenue on a 117,600 square foot build to suit building completed and occupied during the period. Occupancy at March 31, 2013 was 88.5% as compared to 86.0% at March 31, 2012.


                 Continued

Consolidated operating profit was $8,716,000 in the first six months of fiscal 2013, an increase of $2,058,000 or 30.9% compared to $6,658,000 in the same period last year. Operating profit in the transportation segment increased $485,000 or 15.0% due to incremental profits on increased revenue and higher gains on equipment sales partially offset by higher accident costs, increased vehicle repair costs, increased site maintenance, and increased sales, general and administrative expenses. Operating profit in the mining royalty land segment increased $563,000 or 40.6% due to royalties on a new property purchased in May 2012 along with a shift in production at one location increasing the share of mining on property owned by the Company partially offset by increased corporate expense allocation and lower timber sales. Operating profit in the Developed property rentals segment increased $1,091,000 or 37.8% due to higher occupancy, the 117,600 square foot build to suit building completed and occupied during the period and lower professional fees partially offset by higher health insurance claims allocation.
Consolidated operating profit includes corporate expenses not allocated to any segment in the amount of $932,000 in the first six months of fiscal 2013, an increase of $81,000 compared to the same period last year.

Gain on investment land sold for the first six months of fiscal 2013 included a gain on the sale of the developed property rentals
Commonwealth property of $1,116,000 before income taxes. The book value of the property was $723,000.

The first six months of fiscal 2012 includes a gain of $1,039,000 on the receipt of non-refundable deposits related to the termination of an agreement to sell the Company's
Windlass Run Residential property.

Interest expense decreased $590,000 over the same period last year due to higher capitalized interest and declining mortgage principal balance.
The amount of interest capitalized on real estate projects under development was $430,000 higher than the same period in fiscal 2012 primarily due to resumed development of Patriot Business Park in April 2012.

Summary and Outlook. Transportation segment miles for this year were 4.4% higher than last year.
The Company continues to succeed in adding drivers and customers and anticipates increasing segment miles during fiscal 2013.

Developed property rentals occupancy has increased from 86.0% to 88.5% over March 31, 2012 as the market for new tenants has improved and traffic for vacant space has increased. Occupancy at March 31, 2013 and 2012 included 25,660 square feet or .9% and 104,226 square feet or 3.6% respectively for temporary storage under a less than full market lease rate. The Company resumed development of Patriot Business Park in April 2012 due to two developments. On February 15, 2012, the Company signed an agreement to sell 15.18 acres of land at the site for a purchase price of $4,774,577 which would result in a profit on the sale if completed. The Company also entered into a build to suit lease signed April 2, 2012, for a 117,600 square foot building which was completed and occupied during the quarter ending March 31, 2013.


                 Continued

Conference Call. The Company will host a conference call at 2:00 p.m. (EDT) on May 1, 2013.
Analysts, stockholders and other interested parties may access the teleconference live by calling 1-800-311-9408 (pass code 14834) within the United States. International callers may dial
1-334-323-7224 (pass code 14834). Computer audio
is available via the Internet through the Conference America, Inc. website at http://64.202.98.81/conferenceamerica or via the
Company's website at http://www.patriottrans.com.
If using the Company's website, click on the Investor Relations tab, then select Patriot
Transportation Holding, Inc. Conference Stream, next select the appropriate link for the current conference. An audio replay will be available for sixty days following the conference call. To listen to the audio replay, dial toll free
877-919-4059, international callers dial
334-323-7226. The passcode of the audio replay is 11162657. Replay options: "1" begins playback, "4" rewind 30 seconds, "5" pause, "6" fast forward 30 seconds, "0" instructions, and "9" exits recording. There may be a 30-40 minute delay until the archive is available following the conclusion of the conference call.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general economic conditions; competitive factors;
political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; fuel costs;
risk insurance markets; demand for flexible warehouse/office facilities; ability to obtain zoning and entitlements necessary for property development; interest rates; levels of mining activity; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission.


Patriot Transportation Holding, Inc. is engaged in the transportation and real estate businesses.
The Company's transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a
Southeastern transportation company concentrating in the hauling by motor carrier of liquid and dry bulk commodities. The Company's real estate group, comprised of FRP Development Corp. and Florida Rock
Properties, Inc., acquires, constructs, leases, operates and manages land and buildings to generate both current cash flows and long-term capital appreciation. The real estate group also owns real estate which is leased under mining royalty agreements or held for investment.


                Continued

     PATRIOT TRANSPORTATION HOLDING, INC.
              AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF INCOME
   (In thousands except per share amounts)
                (Unaudited)

                  THREE MONTHS

       SIX MONTHS
                      ENDED                  ENDED
                    MARCH 31
,              MARCH 31,

                 2013

2012

2013

2012
                ------     ------      ------     ------



Revenues:
 Transpor-
 tation
$
27,176



25,449



53,815



50,290
 Mining
 royalty
 land

1,244



1,025



2,575



2,002
 Developed
 property
 rentals

5,448



4,852



10,535



9,393

                ------     ------      ------     ------

Total revenues

33,868



31,326



66,925



61,685



Cost of operations:

 Transpor-
 tation

25,255



23,659



50,097



47,057
 Mining
 royalty
 land

             318



323



      626



     616

 Developed
 property
 rentals

3,318



3,341



6,554



6,503

 Unallocated
 corporate

        669



     559



932


      851


                ------     ------      ------     ------
Total cost of
operations

29,560



27,882



58,209



55,027



Operating profit:

 Transpor-
 tation

         1,921



1,790



3,718



3,233


 Mining
 royalty
 land

926



702



1,949



1,386

 Developed
 property
 rentals

        2,130



1,511



3,981



2,890
 Unallocated
 corporate

(669
)


(559
)


(932
)


(851
)
                ------     ------      ------     ------

Total operating
profit

4,308



3,444



8,716



6,658


Gain on
 termination of
 sale contract

-



-



-



1,039


Gain on
 investment
 land sold

-



-



1,116



-


Interest income
 and other

5



12



37



 21

Equity in
 loss of joint
 venture

(11
)


(1
)


(19
)


(8
)

Interest expense

(580
)


(794
)


(1,008
)


(1,598
)

                ------     ------      ------     ------

Income before
 income taxes

3,722



2,661



8,842



6,112


Provision for
 income taxes

(1,451
)


(1,022
)


(3,448
)


(2,348
)
                ------     ------      ------     ------

Income from
 continuing
 operations

2,271



1,639



5,394



3,764


Income from
 discontinued
 operations,
 net

-



4



-



3

                ------     ------      ------     ------

Net income
$
2,271



1,643



5,394



3,767

                ------     ------      ------     ------


Comprehensive
 Income
        $
2,271



1,643



5,394



3,767

                ------     ------      ------     ------


Earnings per common share:


Income from continuing
 operations -

   Basic

0.24



0.18



0.57



0.40

   Diluted
0.24



0.17



0.56



0.40


Discontinued
 operations
 (Note 11) -



  Basic

-



-



-



-


  Diluted

-



-

        -          -


Net income -
   basic

0.24



0.18



0.57



0.40


 Net income -
   diluted

0.24



0.17



0.56



0.40



Number of shares
 (in thousands)
 used in computing:
  -basic earnings
  per common
  share

         9,527



9,353



9,481



9,321

  -diluted
  earnings per
  common share

9,599



9,471



9,565



9,446